                                                                    EXHIBIT 23.4

                         CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of 3Com Corporation of our report dated February 7, 1995 relating to the financial statements of Chipcom Corporation and of our report on the related Financial Statement Schedule, which reports are included as exhibits to the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1996.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
September 4, 1996


                                       11